As filed with the Securities and Exchange Commission on April 20, 2015

Registration No. 333-181289

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DST SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	43-1581814 (I.R.S. Employer Identification Number)
333 West 11th Street, 5th Floor
Kansas City, Missouri 64105-1594
(Address of principal executive offices) (ZIP code)

DST SYSTEMS, INC.
401(k) PROFIT SHARING PLAN
(Full title of the plan)

Randall D. Young, Esq.
Senior Vice President, General Counsel and Secretary
DST Systems, Inc.
333 West 11th Street, 5th Floor
Kansas City, Missouri 64105-1594
(Name and address of agent for service)

(816) 435-1000
(Telephone number, including area code, of agent for service)

Copies to:
Thomas J. Lynn
Stinson Leonard Street LLP
1201 Walnut Street, Suite 2900
Kansas City, MO 64106
(816) 691-3240

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[X]		Accelerated filer	[ ]
Non-accelerated filer	[ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[ ]

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement of DST Systems, Inc. (the "Company") on Form S-8 (File No. 333-181289) filed with the Securities and Exchange Commission on May 9, 2012 (the "Registration Statement"), which registered 1,000,000 shares of the Company's common stock, par value $.01 per share ("Common Stock"), and an indeterminate amount of interests, to be offered pursuant to the DST Systems, Inc. 401(k) Profit Sharing Plan (the "Plan").

Plan contributions may no longer be invested in the Company's Common Stock, and therefore Plan interests are exempt from registration.  Accordingly, the Company hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all Plan interests and all shares of Common Stock registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on April 20, 2015.

DST SYSTEMS, INC.

By:	/s/ Gregg Wm. Givens
Gregg Wm. Givens
Senior Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No.1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen C. Hooley	Chief Executive Officer (Principal Executive Officer), President and Director	April 20, 2015
Stephen C. Hooley

* /s/ A. Edward Allinson	Director	April 20, 2015
A. Edward Allinson
* /s/ Lowell L. Bryan	Director	April 20, 2015
Lowell L. Bryan

* /s/ Samuel G. Liss	Director	April 20, 2015
Samuel G. Liss

* /s/ Travis E. Reed	Director	April 20, 2015
Travis E. Reed

/s/ Gregg Wm. Givens	Senior Vice President, Chief Financial Officer and Treasurer	April 20, 2015
Gregg Wm. Givens	(Principal Financial Officer and Principal Accounting Officer)

* By	/s/ Randall D. Young
Randall D. Young, Attorney-in-fact

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on April 20, 2015.

DST SYSTEMS, INC.

By:	/s/ Gregg Wm. Givens
Gregg Wm. Givens
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number

24.1	Power of Attorney (previously filed with the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 9, 2012)